UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2005

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 3, 2005, Aon Corporation (the “Company”) entered into definitive documentation with respect to a new $600 million three-year revolving credit facility (the “U.S. Facility”).  The U.S. Facility permits the issuance of up to $150 million in letters of credit.  The U.S. Facility replaced the Company’s existing $337.5 million 364-day credit facility and $437.5 million three-year credit facility, which both matured in February 2005.

In addition, on February 7, 2005, the Company and certain of its foreign subsidiaries entered into definitive documentation with respect to a new €650 million multi-currency revolving loan credit facility, which includes a €325 million three-year revolving loan facility and a €325 million five-year revolving loan facility (the “Eurofacility” and together with the U.S. Facility, the “Facilities”).  The Eurofacility will replace the Company’s €285 million 364-day facility, which matured in October 2004 and the Company’s existing €250 million five-year facility, which was due to mature in September 2006.

The U.S. Facility will mature on February 3, 2008.  With respect to the Eurofacility, the three-year revolving loan facility will mature on February 7, 2008, and the five-year revolving loan facility will mature on February 7, 2010.

The U.S. Facility is guaranteed by Aon Group, Inc., a subsidiary of the Company.  Any subsidiary guarantees will terminate after the unsecured credit ratings of the Company by Standard & Poor’s and Moody’s reach A- and A3 (with stable outlook) or better, respectively.

The U.S. Facility contains covenants with respect to minimum net worth, minimum guarantor EBITDA, the ratio of EBITDA to interest expense and the ratio of borrowings to EBITDA.  The Eurofacility contains covenants with respect to minimum net worth, the ratio of EBITDA to interest expense and the ratio of borrowings to EBITDA.  The Eurofacility also requires mandatory prepayments from the net proceeds of certain asset sales.

Citigroup Global Markets Inc., as Sole Book Manager, along with ABN AMRO Bank N.V. and J.P. Morgan Securities Inc., were Joint Lead Arrangers for the U.S. Facility.  Citibank, N.A. is Administrative Agent, JPMorgan Chase Bank, N.A. and PNC Bank, N.A. are LC Issuers, The Bank of New York is Documentation Agent and ABN Amro Bank N.V. and J.P. Morgan Securities Inc. are Syndication Agents for the U.S. Facility.  Citigroup Global Markets Limited and The Royal Bank of Scotland plc were Joint Bookrunners for the Eurofacility.  Citigroup Global Markets Limited, ING Bank N.V. and The Royal Bank of Scotland plc were Mandated Lead Arrangers for the Eurofacility.  Citibank International plc is Agent for the Eurofacility.  The Company has a number of other commercial relationships with the lenders under the Facilities.

The foregoing summary is qualified in its entirety by reference to the agreements for the Facilities, copies of which are filed herewith and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(b)      Not applicable.

(c)                                  Exhibits:

Exhibit Number	Description of Exhibit
10.1	$600,000,000 Three-Year Credit Agreement dated as of February 3, 2005 among Aon

Corporation, Citibank, N.A., as Administrative Agent and the lenders listed therein.

10.2	€650,000,000 Facility Agreement dated February 7, 2005 among Aon Corporation, Citibank International plc, as Agent and the lenders listed therein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ David P. Bolger
David P. Bolger
Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Date: February 8, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	$600,000,000 Three-Year Credit Agreement dated as of February 3, 2005 among Aon Corporation, Citibank, N.A., as Administrative Agent and the lenders listed therein.

10.2	€650,000,000 Facility Agreement dated February 7, 2005 among Aon Corporation, Citibank International plc, as Agent and the lenders listed therein.